                                                                    EXHIBIT 99.1

                            N E W S   R E L E A S E



(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                          KING PHARMACEUTICALS REPORTS
                PRELIMINARY THIRD-QUARTER 2004 FINANCIAL RESULTS

BRISTOL, TENNESSEE, October 28, 2004 - King Pharmaceuticals, Inc. (NYSE:KG) today announced the following preliminary financial results for the third quarter ending September 30, 2004. Total revenues equaled $353.5 million during the third quarter ending September 30, 2004, a 28% increase in comparison to $275.1 million during the second quarter ending June 30, 2004 and a 22% increase in comparison to $290.6 million during the first quarter ending March 31, 2004.

Brian M. Markison, President and Chief Executive Officer of King, stated, "We are very pleased with our preliminary financial results during the third quarter of 2004. Net sales of our branded pharmaceutical products during the third quarter ending September 30, 2004 increased significantly in comparison to that which we reported during the first two quarters of 2004. Accordingly, net sales of our branded pharmaceutical products during the third quarter of 2004 more closely reflect prescription demand. This improvement is a direct result of the successful implementation of our inventory management agreements with key customers earlier this year. As we go forward we believe our inventory management agreements should enable us to achieve financial results that even more closely reflect demand-based sales of our products and, as a result, provide a higher degree of predictability for our shareholders."

As of September 30, 2004, four of King's key branded pharmaceutical products, Altace(R) (ramipril), Skelaxin(R) (metaxalone), Levoxyl(R) (levothyroxine sodium tablets, USP) and Sonata(R) (zaleplon), had an average wholesale inventory level of approximately 2.1 months of prescription demand based on data obtained through the Company's inventory management agreements and IMS America prescription data, a decrease from an average level of approximately 2.4 months of prescription demand as of the end of the second quarter of 2004.

Mr. Markison also noted, "During the third quarter of 2004 we continued to successfully execute our strategies for future long-term growth by expanding our product pipeline through a strategic alliance with Palatin Technologies, Inc. to jointly develop, obtain regulatory approvals for, and commercialize Palatin's PT-141 for the treatment of male and potentially female sexual dysfunction. We believe the unique mechanism of action of PT-141 may offer important benefits over currently available products and satisfy the unmet medical needs of patients in this vast market."

James R. Lattanzi, Chief Financial Officer of King, emphasized, "Our financial results during the third quarter of 2004 produced impressive cash flows from operations totaling approximately $140.0 million. Accordingly, King's cash, cash equivalents, and marketable securities, which do not include restricted cash, totaled $248.2 million as of September 30, 2004." Mr. Lattanzi added, "In connection with the successful implementation of our inventory management agreements, we have experienced a high level of product returns. Considering this high level of returns, we have determined that a thorough evaluation of our returns reserve is prudent before we formally close the third quarter of 2004. Accordingly, the financial results that we are reporting today are preliminary and subject to the results of the Company's ongoing evaluation of its returns reserve. We plan to complete this process promptly. Moreover, we believe the Company has established an acceptable level of inventory for our products at this time, which


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has already led to a more normal level of product returns. With these things in mind, we believe King is fundamentally well positioned for growth with an acceptable level of inventory in the channel and continued strong cash flow."

The Company is now considering whether any of its returns reserve accrued during the first nine months of 2004 should have been recognized in years prior to 2004 and, if so, the relevant amounts and the materiality of those amounts. If material, such amounts would likely result in a restatement of previously issued financial statements and revisions of the preliminary financial results for the third quarter and first nine months of 2004 discussed herein. Under the Company's merger agreement with Mylan, it is a condition to Mylan's obligation to consummate the merger that no restatement of any of the Company's financial statements shall have occurred, and no restatement of any of the Company's financial statements shall be reasonably likely to occur. These issues involve the proper application of generally accepted accounting principles to King's reserve estimates and are unrelated to the ongoing investigations of the Company by the U.S. Securities and Exchange Commission ("SEC") and the Office of the Inspector General ("OIG") of the Department of Health and Human Services. Notwithstanding these issues, King has a high degree of confidence that its ending returns reserve balance as of September 30, 2004 is fairly stated based on the Company's ongoing review and data provided by its customers pursuant to inventory management agreements.

As stated above, total revenues equaled $353.5 million during the third quarter ending September 30, 2004, a decrease of 16% from $423.1 million during the third quarter of 2003. Net earnings during the third quarter ending September 30, 2004, including special items, decreased 74% to $27.6 million and diluted earnings per share decreased 75% to $0.11 per diluted share in comparison to net earnings of $106.1 million and diluted earnings per share of $0.44 in the same period of the prior year. Excluding special items, net earnings during the third quarter ending September 30, 2004 totaled $47.7 million, or $0.20 per diluted share, decreasing 53% and 52%, respectively, in comparison to net earnings of $101.7 million and diluted earnings per share of $0.42 during the third quarter of 2003.

For the nine months ending September 30, 2004, total revenues decreased 19% to $919.2 million compared to $1,128.6 million during the first nine months of 2003. During the nine months ending September 30, 2004, including special items, King incurred a net loss of $147.0 million, or a loss of $0.61 per diluted share, in comparison to net earnings of $63.9 million and diluted earnings per share of $0.26 in the same period of the prior year. Excluding special items, net earnings decreased 68% to $85.1 million and diluted earnings per share decreased 68% to $0.35 during the nine months ending September 30, 2004, from net earnings of $266.6 million and diluted earnings per share of $1.10 during the first nine months of 2003.

King recorded special items during the third quarter ending September 30, 2004, the net of which resulted in a charge totaling $28.5 million, or $20.0 million net of tax. More specifically, special items during the third quarter of 2004 include i) a charge of $17.1 million for in-process research and development associated with King's entry into a strategic alliance with Palatin; ii) a charge of $4.7 million primarily associated with the Company's decision to discontinue some relatively insignificant products associated with the Company's Meridian Medical Technologies business; iii) a charge of $2.8 million for professional fees and expenses associated with the Company's previously announced plan to merge with Mylan Laboratories Inc.; iv) a charge of $2.2 million resulting from discontinued operations; v) a $2.3 million charge primarily for professional fees associated with ongoing government investigations of the Company; vi) a $3.6 million charge primarily related to excess purchase commitments for Procanbid(R) (procainamide hydrochloride extended-release tablets); and vii) income in the amount of $4.2 million primarily due to a gain on the sale of all rights to Estrasorb(TM) and all convertible notes of Novavax, Inc. previously held by the Company. King recorded special items during


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the third quarter ending September 30, 2003, the net of which resulted in income totaling $6.8 million, or $4.3 million net of tax. Special items during the third quarter of 2003 were attributable primarily to a gain on the sale of the Company's animal health products, income resulting from a decrease in the valuation allowance for Novavax convertible notes then held by the Company, and a charge for professional fees associated with ongoing government investigations of the Company. During the six month period ending June 30, 2004, King recorded special charges totaling $294.7 million, or $212.0 million net of tax, primarily due to a loss from discontinued operations that resulted from the Company's decision to divest many of its women's health products, and a charge representing the Company's current best estimate of the interest, costs, fines, penalties and all other amounts in excess of the amount King previously accrued for purposes of resolving the ongoing government investigations of the Company. During the six month period ending June 30, 2003, King recorded special charges totaling $310.5 million, or $207.0 million net of tax, primarily due to charges for acquired in-process research and development, professional fees associated with ongoing government investigations of the Company, a product recall, a decrease in the valuation allowance for Novavax convertible notes then held by the Company, and an intangible asset impairment charge.

Preliminary net revenue from branded pharmaceuticals, including royalty income, totaled $313.9 million during the third quarter of 2004, a 17% decrease from the third quarter of 2003. Meridian Medical Technologies, our wholly owned subsidiary, contributed $33.9 million of net revenue in the third quarter of 2004 compared to $38.4 million during the same period of the prior year. Net revenue from contract manufacturing during the third quarter of 2004 equaled $5.7 million.

Altace(R) net sales equaled $133.3 million in the third quarter of 2004, a 6% increase from $125.4 million during the third quarter of 2003.

Net sales of Thrombin-JMI(R) totaled $53.4 million during the third quarter ending September 30, 2004, an increase of 32% from $40.4 million during third quarter of 2003.

Sonata(R) net sales equaled $25.8 million during the third quarter of 2004, a 26% increase compared to $20.5 million during the third quarter ending September 30, 2003.

Net sales of Skelaxin(R) totaled $43.0 million during the third quarter of 2004, a 51% decrease compared to $87.9 million during the third quarter of 2003.

Levoxyl(R) net sales equaled $18.6 million during the third quarter ending September 30, 2004, a 29% decrease compared to $26.3 million during the third quarter of 2003.

Royalty revenues, derived primarily from Adenoscan(R) (adenosine), totaled $20.3 million in the third quarter of 2004, a 25% increase from $16.3 million during the same period of the prior year.

As part of King's continuing discussions with governmental agencies pertaining to the previously announced ongoing investigations of the Company by the SEC and the OIG, King has continued to discuss the possibility of settling these matters. King has not yet reached any agreements or understandings with respect to the terms of such a settlement and may not ever be able to reach such an agreement. However, based on the status of the discussions to date, the Company now believes that it is reasonably likely that it will be able to achieve a comprehensive settlement with all relevant governmental parties on the following terms:


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         o        As of June 30, 2004, King had accrued $130.4 million in
                  respect of the Company's estimated underpayments to Medicaid and other government pricing programs, and estimated settlement costs with all relevant governmental parties. King's current expectation is that the aggregate cost to settle with the governmental authorities should not materially exceed the amounts already accrued.

         o With respect to the matters being investigated by the staff of the SEC, King currently anticipates that the Company would settle, without admitting or denying, one or more charges that the Company failed to maintain adequate books and records and internal controls. King anticipates that the action to be settled would not include charges that the Company's past or present public filings contained material misstatements or omissions, and the Company does not anticipate being required to restate any past or present financial statements as a result of the pending investigation.

         o King expects that the Company will be required to enter into a Corporate Integrity Agreement with the Department of Health and Human Services, which would require the Company to submit to audits relating to its Medicaid rebate calculations over a five year period. King does not expect that the resolution of the pending investigations will result in any prohibitions on the Company's sales to Medicaid or any related state or Federal program, nor does King expect any other material restriction on the Company's ability to conduct its business, although the Company would be required to incur consultant fees and other expenses in order to comply with the Corporate Integrity Agreement.

         o King does not expect that any criminal charges will be asserted against the Company or against any present or former director, officer or employee in connection with the matters being investigated.

King's ability to achieve a settlement on these or other terms is subject to substantial uncertainties. The Company's discussions to date have been conducted with the staffs of various agencies and other governmental authorities. King does not yet have any agreements or understandings with any of them. Even if the Company were to reach such an agreement or understanding with staff personnel, it would be subject to the approval of numerous more senior representatives of the governmental parties, including the members of the Securities and Exchange Commission, the United States Attorney for the Eastern District of Pennsylvania, senior officials in the Departments of Justice, Health and Human Services and Veterans Affairs, and senior officials in most or all of the States. King expects that the Company's agreements with the various governmental parties would also require that those governmental parties reach numerous agreements among themselves, and that the consummation of the Company's agreement with each governmental party would be dependent on consummation of the Company's agreements with other governmental parties. King also expects that some aspects of a comprehensive settlement would require court approval.

In light of these uncertainties, King stresses that the Company may not be able to reach a settlement with the governmental parties, whether on the terms described above or at all. As a result, the ultimate amount that the Company will actually have to pay to resolve these matters could be materially more than the amount accrued to date, and the terms could otherwise be materially less favorable than those described above. Because of these uncertainties and the complexity of completing a comprehensive resolution, King is not yet able to estimate with reasonable confidence the amount of time that will be required to enter into and consummate comprehensive settlement agreements. The possible settlement described above would not apply to the related pending class actions and derivative suits or any other



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claims by private plaintiffs. While King denies any liability, the Company is unable to predict the outcome of the class actions and derivative suits or reasonably estimate the range of loss, if any.

CONFERENCE CALL
King will provide a live webcast of its conference call scheduled for today at 9:00 a.m., E.S.T., pertaining to the matters addressed in this press release, including King's preliminary financial results for the third quarter of 2004, at http://phx.corporate-ir.net/playerlink.zhtml?c=93939&s=wm&e=958718 or by dialing 800-223-9488 (US only) or 785-832-0201 (international), passcode KG. If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing 800-934-5786 (US only) or 402-220-1439 (international).

ABOUT KING PHARMACEUTICALS
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management. As previously reported, Mylan Laboratories Inc. and King have signed a definitive agreement under which Mylan will acquire King in a stock-for-stock transaction, creating a leading diversified specialty pharmaceutical company. The transaction is subject to customary closing conditions and shareholder approvals.


ABOUT GAAP
Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the third quarter and nine months ending September 30, 2004 excluding special items. These non-GAAP financial measures exclude special items which King considers to be those items that do not relate to the Company's ongoing, underlying business, are non-recurring, or are not generally predictable. These items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; revenues and expenses associated with discontinued operations; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances an analysis of the Company's ongoing, underlying business and an analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

ABOUT FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the Company's future financial results and their predictability; statements pertaining to the potential benefits of PT-141; statements pertaining to the future level of anticipated product returns; statements pertaining to the Company's anticipated final financial results for the third quarter of 2004; statements pertaining to the future growth and cash flows of King; statements pertaining to the potential settlement of ongoing government investigations of the Company; statements pertaining to the anticipated completion and



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results of the Company's ongoing evaluation of its returns reserve; and
statements pertaining to Mylan's anticipated acquisition of King. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: dependence on the growth of future net sales of King's key branded pharmaceutical products, particularly Altace(R), Skelaxin(R), Thrombin-JMI(R), and Sonata(R); dependence on royalty revenues from Adenoscan(R); dependence on King's and Wyeth Pharmaceuticals' ability to successfully market Altace(R) under the co-promotion agreement between King and Wyeth; dependence on King's ability to successfully market Skelaxin(R), Thrombin-JMI(R), and Sonata(R); dependence on the availability and cost of raw materials; dependence on the accuracy of King's estimate of wholesale inventory levels of its products; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the affect of generic substitution for Levoxyl(R); dependence on the potential effect on sales of King's existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on whether King's customers order pharmaceutical products in excess of normal quantities during any quarter which could cause sales of King's branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence on the successful development and commercial acceptance of PT-141; dependence on King's ability to successfully market PT-141 once approved; dependence on the actual outcome of the ongoing government investigations of the Company, including but not limited to the uncertainties related thereto that are set forth above; dependence on the results of the Company's ongoing evaluation of its returns reserve and whether it results in any restatement; dependence on the extent to which Inventory Management Agreements facilitate enhanced management of wholesale channel inventories of our products going forward; dependence on the occurrence of all contingencies necessary to complete the closing of Mylan's acquisition of King; dependence on the potential effect of future acquisitions and other transactions pursuant to King's growth strategies; dependence on management of King's growth and integration of its acquisitions; dependence on the extent to which OIG and other governmental agencies concur with King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs and King's determination of the reasons for such underpayments; dependence on any determination or final outcome arising out of the previously announced investigations of the Company by the SEC and OIG; dependence on whether King is able to prevail in pending shareholder securities litigation; dependence on the extent to which any governmental sanctions are imposed due to King's underpayment of amounts due under Medicaid and other governmental pricing programs; dependence on King's ability to continue to acquire branded products, including products in development; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, dependence on the unpredictability of the duration and results of the U. S. Food and Drug Administration's ("FDA") review of Investigational New Drug Applications ("IND"), New Drug Applications ("NDA"), supplemental New Drug Applications ("sNDA"), and Abbreviated New Drug Applications ("ANDA") and/or the review of other regulatory agencies worldwide; dependence on King's ability to maintain effective patent protection for Altace(R) and Skelaxin(R); dependence on the ability of the Company's dedicated field sales force representatives to successfully market King's branded pharmaceutical products; dependence on our compliance with FDA and other government regulations that relate to our business; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the second quarter ended June 30, 2004 which are on file with the Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                     # # #
                                    CONTACT:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125









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                           KING PHARMACEUTICALS, INC.
                PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                             Three Months Ended              Nine Months Ended
                                                                                September 30,                  September 30,
                                                                             2004            2003          2004           2003
                                                                                 (Unaudited)                    (Unaudited)
                                                                          --------------------------    --------------------------
REVENUES:
      Total revenues                                                      $   353,454    $   423,137    $   919,238    $ 1,128,573
                                                                          -----------    -----------    -----------    -----------
OPERATING COSTS AND EXPENSES:
      Cost of revenues                                                         85,513         89,182        249,876        254,470
      Excess purchase commitment                                                3,621           --            7,797           --
      Writeoff of acquisition related inventory step-up/recall                   --              663          4,586          6,459
                                                                          -----------    -----------    -----------    -----------
                   Total cost of revenues                                      89,134         89,845        262,259        260,929
                                                                          -----------    -----------    -----------    -----------
      Selling, general and administrative                                      95,709         79,170        275,751        181,940
      Special legal and professional fees                                       2,266          7,912         12,951         22,208
      Co-promotion fees                                                        47,532         46,109         95,859        163,049
                                                                          -----------    -----------    -----------    -----------
                   Total selling, general, and administrative                 145,507        133,191        384,561        367,197
                                                                          -----------    -----------    -----------    -----------
      Depreciation and amortization                                            38,843         36,926        116,627         75,199
      Research and development                                                 16,280          8,758         49,781         29,487
      Research and development - In-process upon acquisition                   17,145           --           17,145        193,000
      Medicaid related charge                                                    --             --           65,000           --
      Merger related costs                                                      2,787           --            5,913           --
      Intangible asset impairment                                                --             --           34,936        110,970
      Restructuring charges                                                     4,674           --           10,827           --
      Special gains on disposition                                             (4,202)       (10,312)        (8,481)       (10,312)
                                                                          -----------    -----------    -----------    -----------
                   Total operating costs and expenses                         310,168        258,408        938,568      1,026,470
                                                                          -----------    -----------    -----------    -----------

OPERATING INCOME (LOSS)                                                        43,286        164,729        (19,330)       102,103
OTHER (EXPENSES) INCOME:
      Interest expense                                                         (3,147)        (3,669)        (9,518)       (10,137)
      Interest income                                                           1,124          1,037          3,259          5,729
      Valuation (charge) benefit - convertible notes receivable                  --            9,338         (2,487)        24,952
      Other expenses                                                             (776)           (36)          (311)          (134)
                                                                          -----------    -----------    -----------    -----------
                   Total other (expenses) income                               (2,799)         6,670         (9,057)        20,410
                                                                          -----------    -----------    -----------    -----------
INCOME(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                    40,487        171,399        (28,387)       122,513
          Income tax expense                                                   11,149         62,630         10,253         54,654
                                                                          -----------    -----------    -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                       29,338        108,769        (38,640)        67,859
                                                                          -----------    -----------    -----------    -----------
DISCONTINUED OPERATIONS
      Loss from discontinued operations, including expected loss
        on disposal                                                            (2,216)        (4,323)      (170,126)        (6,367)
      Income tax benefit                                                         (473)        (1,641)       (61,762)        (2,387)
                                                                          -----------    -----------    -----------    -----------
                   Total loss from discontinued operations                     (1,743)        (2,682)      (108,364)        (3,980)
                                                                          -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                                         $    27,595    $   106,087    $  (147,004)   $    63,879
                                                                          ===========    ===========    ===========    ===========

Basic income (loss) per common share                                      $      0.11    $      0.44    $     (0.61)   $      0.27
                                                                          ===========    ===========    ===========    ===========

Diluted income (loss) per common share                                    $      0.11    $      0.44    $     (0.61)   $      0.26
                                                                          ===========    ===========    ===========    ===========

Shares used in basic net income (loss) per share                              241,551        241,066        241,411        240,932
Shares used in diluted net income (loss) per share                            241,759        241,583        241,411        241,499


           PRELIMINARY: SUBJECT TO RESOLUTION OF THE COMPANY'S ONGOING
                           RETURN'S RESERVE ANALYSIS.

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

                           KING PHARMACEUTICALS, INC.
                PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS
                             EXCLUDING SPECIAL ITEMS
                      (in thousands, except per share data)


                                                                    Three Months Ended            Nine Months Ended
                                                                       September 30,                 September 30,
                                                                    2004           2003           2004          2003
                                                                       (Unaudited)                   (Unaudited)
                                                                --------------------------    -------------------------
REVENUES:
      Total revenues                                            $   353,454    $   423,137    $   919,238    $ 1,128,573
                                                                -----------    -----------    -----------    -----------
OPERATING COSTS AND EXPENSES:
      Cost of revenues                                               85,513         89,182        249,876        254,470
                                                                -----------    -----------    -----------    -----------
      Selling, general and administrative                            95,709         79,170        275,751        181,940
      Co-promotion fees                                              47,532         46,109         95,859        163,049
                                                                -----------    -----------    -----------    -----------
                   Total selling, general, and administrative       143,241        125,279        371,610        344,989
                                                                -----------    -----------    -----------    -----------
      Depreciation and amortization                                  38,843         36,926        116,627         75,199
      Research and development                                       16,280          8,758         49,781         29,487
                                                                -----------    -----------    -----------    -----------
                   Total operating costs and expenses               283,877        260,145        787,894        704,145
                                                                -----------    -----------    -----------    -----------

OPERATING INCOME                                                     69,577        162,992        131,344        424,428
OTHER (EXPENSES) INCOME:
      Interest expense                                               (3,147)        (3,669)        (9,518)       (10,137)
      Interest income                                                 1,124          1,037          3,259          5,729
      Other expenses                                                   (776)           (36)          (311)          (134)
                                                                -----------    -----------    -----------    -----------
                   Total other expenses                              (2,799)        (2,668)        (6,570)        (4,542)
                                                                -----------    -----------    -----------    -----------
INCOME BEFORE INCOME TAXES                                           66,778        160,324        124,774        419,886
          Income tax expense                                         19,129         58,581         39,718        153,321
                                                                -----------    -----------    -----------    -----------
NET INCOME                                                      $    47,649    $   101,743    $    85,056    $   266,565
                                                                ===========    ===========    ===========    ===========


Basic income per common share                                   $      0.20    $      0.42    $      0.35    $      1.11
                                                                ===========    ===========    ===========    ===========

Diluted income per common share                                 $      0.20    $      0.42    $      0.35    $      1.10
                                                                ===========    ===========    ===========    ===========

Shares used in basic net income per share                           241,551        241,066        241,411        240,932
Shares used in diluted net income per share                         241,759        241,583        241,756        241,499


           PRELIMINARY:SUBJECT TO RESOLUTION OF THE COMPANY'S ONGOING
                           RETURN'S RESERVE ANALYSIS.

                                     (more)

                           KING PHARMACEUTICALS, INC.
                 PRELIMINARY RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)


The following tables reconcile Non-GAAP measures to amounts reported under GAAP:



                                                                                  Three Months Ending          Nine Months Ending
                                                                                   September 30, 2004         September 30, 2004
                                                                                 ----------------------     -----------------------
                                                                                                 EPS                         EPS
                                                                                                 ---                         ---
Net income, excluding special charges                                            $  47,649                  $  85,056
Diluted income per common share, excluding special items                                      $    0.20                   $    0.35
SPECIAL ITEMS:
      Excess purchase commiment (cost of goods sold)                                (3,621)       (0.02)       (7,797)        (0.03)
      Writeoff of acquisition related inventory step-up/recall (cost of
        goods sold)                                                                   --            --         (4,586)        (0.02)
      Special legal and professional fees (selling, general, and administrative)    (2,266)       (0.01)      (12,951)        (0.06)
      In-process research and development (other operating costs and expenses)     (17,145)       (0.07)      (17,145)        (0.07)
      Medicaid related charge(other operating costs and expenses)                     --            --        (65,000)        (0.27)
      Merger related costs (other operating costs and expenses)                     (2,787)       (0.01)       (5,913)        (0.03)
      Intangible asset impairment (other operating costs and expenses)                --            --        (34,936)        (0.14)
      Restructuring charges (other operating costs and expenses)                    (4,674)       (0.02)      (10,827)        (0.04)
      Special gains on disposition (other operating costs and expenses)              4,202         0.02         8,481          0.03
      Valuation charge - convertible notes receivable (other expenses)                --            --         (2,487)        (0.01)
      Loss from discontinued operations                                             (2,216)       (0.01)     (170,126)        (0.71)
Income tax benefit                                                                   8,453         0.03        91,227          0.38
                                                                                 ---------                  ---------
Net income (loss)                                                                $  27,595                  $(147,004)
                                                                                 =========     ---------    =========     ---------
Diluted loss per common share, as reported under GAAP                                          $    0.11                  $   (0.61)
                                                                                               =========                  =========





                                                                                  Three Months Ending          Nine Months Ending
                                                                                   September 30, 2004         September 30, 2004
                                                                                 ----------------------     -----------------------
                                                                                                 EPS                         EPS
                                                                                                 ---                         ---
Net income, excluding special charges                                            $ 101,743                    $266,565
Diluted income per common share, excluding special items                                      $ 0.42                       $ 1.10
SPECIAL ITEMS:
      Writeoff of acquisition related inventory step-up/recall (cost of
        goods sold)                                                                   (663)    (0.00)           (6,459)     (0.03)
      Special legal and professional fees (selling, general, and administrative)    (7,912)    (0.03)          (22,208)     (0.09)
      In-process research and development (other operating costs and expenses)         --        --           (193,000)     (0.80)
      Intangible asset impairment (other operating costs and expenses)                 --        --           (110,970)     (0.46)
      Special gains on disposition (other operating costs and expenses)             10,312      0.04            10,312       0.04
      Valuation benefit - convertible notes receivable (other income)                9,338      0.04            24,952       0.10
      Loss from discontinued operations                                             (4,323)    (0.02)           (6,367)     (0.02)
Income tax (expense) benefit                                                        (2,408)    (0.01)          101,054       0.42
                                                                                 ---------                    --------
Net income                                                                       $ 106,087                    $ 63,879
                                                                                 =========    ------          ========     ------
Diluted income per common share, as reported under GAAP                                       $ 0.44                       $ 0.26
                                                                                              ======                       ======



               PRELIMINARY: SUBJECT TO RESOLUTION OF THE COMPANY'S
                       ONGOING RETURN'S RESERVE ANALYSIS.

                                     (more)

                           KING PHARMACEUTICALS, INC.
                     PRELIMINARY CONSOLIDATED BALANCE SHEET
                        (in thousands, except share data)


                                                                                      (unaudited)
                                                                                      September 30,    December 31,
ASSETS                                                                                   2004             2003
                                                                                      -----------      -----------
Current assets:
      Cash, cash equivalents and marketable securities                                $   248,151      $   146,053
      Restricted cash                                                                     113,685          133,969
      Accounts receivable, net                                                            245,982          246,417
      Inventory                                                                           246,777          260,886
      Deferred income taxes                                                               172,297          124,930
      Prepaid expenses and other assets                                                    52,582           30,036
      Assets related to discontinued operations                                               717            4,012
                                                                                      -----------      -----------
                   Total current assets                                                 1,080,191          946,303
                                                                                      -----------      -----------
Property, plant and equipment, net                                                        279,223          257,659
Intangible assets, net                                                                  1,415,937        1,552,492
Goodwill                                                                                  134,892          121,355
Deferred income tax assets                                                                 47,798           19,307
Other assets                                                                               29,943           76,117
Assets related to discontinued operations                                                  25,400          204,501
                                                                                      -----------      -----------
                   Total assets                                                       $ 3,013,384      $ 3,177,734
                                                                                      ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long term debt                                               $      --        $        97
      Accounts payable                                                                     56,220           83,078
      Accrued expenses                                                                    621,913          506,033
      Income taxes payable                                                                 16,227           79,641
                                                                                      -----------      -----------
                   Total current liabilities                                              694,360          668,849
                                                                                      -----------      -----------
Long-term debt:
      Convertible Debentures                                                              345,000          345,000
      Other long-term liabilities                                                          78,992          121,705
                                                                                      -----------      -----------
                   Total liabilities                                                    1,118,352        1,135,554
                                                                                      -----------      -----------

Shareholders' equity:
          Common shares no par value, 300,000,000 shares authorized,
          241,645,606 and 241,190,852 shares issued and outstanding, respectively       1,210,190        1,205,970
          Retained earnings                                                               688,093          835,097
          Other comprehensive income                                                       (3,251)           1,113
                                                                                      -----------      -----------
                   Total shareholders' equity                                           1,895,032        2,042,180
                                                                                      -----------      -----------
                   Total liabilities and shareholders' equity                         $ 3,013,384      $ 3,177,734
                                                                                      ===========      ===========


               PRELIMINARY: SUBJECT TO RESOLUTION OF THE COMPANY'S
                       ONGOING RETURN'S RESERVE ANALYSIS.


                                EXECUTIVE OFFICES
         KING PHARMACEUTICALS 501 FIFTH STREET, BRISTOL, TENNESSEE 37620